EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Skyworks Solutions, Inc.:

We consent to incorporation by reference in the registration statements of Alpha Industries, Inc. on Form S-8 (No. 033-63541, No. 033-63543, No. 333-71013, No. 333-71015, No. 333-38832, No. 333-48394 and No. 333-85024) and in the registration statements of Skyworks Solutions, Inc. on Form S-8 (No. 333-91524, No. 333-91758, No. 333-100312, No. 333-100313, No. 333-122333, No. 333-131628, No. 333-131629, No. 333-132880, No. 333-134375, No. 333-150780, No. 333-150782, No. 333-162960, , No. 333-176282, No. 333-176285, and No. 333-176286), and Form S-3 (No. 333-141157 and No. 333-92394) of our report dated November 28, 2011, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. and subsidiaries as of September 30, 2011 and, and the related consolidated statements of operations, cash flows and stockholders' equity and comprehensive income (loss) for each of the years in the three-year period ended September 30, 2011 and related financial statement schedule and the effectiveness of internal control over financial reporting as of September 30, 2011, which report appears in the September 30, 2011 annual report on Form 10-K of Skyworks Solutions, Inc.

Our report dated November 28, 2011, on the effectiveness of internal control over financial reporting as of September 30, 2011, contains an explanatory paragraph that states management excluded from its assessment of the effectiveness of Skyworks Solutions, Inc.'s internal controls over financial reporting as of September 30, 2011, SiGe Semiconductor, Inc.'s internal control over financial reporting associated with total assets of 15.9% (of which 12.5% represented goodwill and intangible assets included within the scope of the assessment) and total revenues of 2.8% included in the consolidated financial statements of Skyworks Solutions, Inc. and subsidiaries as of and for the year ended September 30, 2011.

/s/ KPMG LLP

Boston, Massachusetts
November 28, 2011